Exhibit 99.1

GXS CORPORATION

January 20, 2005

Redux Holdings LLC
c/o Francisco Partners, L.P.
2882 Sand Hill Road Suite 280
Menlo Park, California 94025

Redux Acquisition Holdings LLC
c/o Francisco Partners, L.P.
2882 Sand Hill Road Suite 280
Menlo Park, California 94025

Ladies and Gentlemen:

     The undersigned (each, a “Party”, and collectively the “Parties”) hereby agree to effect the acquisition (the “Acquisition”) by GXS Corporation (or one or more of its affiliates) (collectively, “GXS”) of Redux Acquisition Holdings LLC (the “Company”), the sole stockholder of G International, Inc. (“G International”), in the manner and subject to the conditions set forth below. It is the intention of the Parties that this letter agreement constitutes a legally binding obligation among them, and the Parties will cooperate in good faith to negotiate and execute mutually satisfactory definitive documentation reflecting the terms set forth herein and such other terms as the Parties may agree as promptly as practicable following determination of the structure of the Acquisition, as described in paragraph 1 below.

     1. Structure. The Parties shall mutually agree on the structure for the Acquisition, taking into account tax, accounting, financing and other relevant structural, legal and business considerations. The Parties agree to use their reasonable best efforts to mutually agree on the structure as promptly as practicable.

     2. Purchase Price. The consideration to be paid by GXS for the Company in connection with the Acquisition shall be $135 million minus the aggregate outstanding indebtedness for borrowed money of the Company and its subsidiaries immediately prior to the consummation of the Acquisition (the “Closing”) plus the aggregate amount of fees and expenses incurred prior to the Closing by the Company and its affiliates in connection with the acquisition by the Company of G International from International Business Machines Corporation plus the greater of zero or the amount by which the working capital of the Company and its subsidiaries as of the Closing is greater than $2.5 million.

The form of consideration (i.e., cash, equity, debt or a combination thereof) shall be mutually agreed by the Parties in conjunction with their determination of the structure of the Acquisition, as described in paragraph 1 above.

     3. Conditions to Closing. The obligations of the Parties to consummate the Acquisition are subject to the satisfaction at or prior to the Closing of the following conditions: (i) the approval of the Acquisition by the investment committee of Francisco Partners, L.P.; (ii) the approval by Redux Holdings LLC as the sole member of the Company, if applicable; (iii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Acquisition; (iv) any material actions by or in respect of or material filings with any governmental body, agency, official or authority required to permit the consummation of the Acquisition shall have been taken, made and/or obtained, as applicable; (v) any financing or refinancing arrangements (whether of debt or equity) that one or more of the Parties determine to be necessary or advisable in connection with the consummation of the Acquisition shall have been consummated (or be capable of being consummated concurrently with the Closing); (vi) the receipt of any material third party consents and approvals required in connection with the consummation of the Acquisition, in each case in form and substance reasonably satisfactory to the Parties (including from lenders or equityholders of GXS or its affiliates, as applicable); (vii) if determined to be necessary or advisable by GXS in connection with the consummation of the Acquisition, the receipt of a fairness opinion that the Acquisition is fair, from a financial point of view, to GXS (or its affiliates, as applicable) and its (or their, as applicable) equityholders; (viii) the execution of definitive agreements (and the satisfaction of any further conditions to Closing mutually agreed to by the Parties therein); (ix) the representations and warranties of the Parties in this letter agreement shall be true and correct in all material respects on and as of the date hereof and at and as of the Closing as though such representations and warranties were made at and as of such time; and (x) each Party shall have performed and complied in all material respects with all covenants, obligations and conditions of this letter agreement required to be performed and complied with by it at or prior to the Closing. The obligation of GXS to consummate the Acquisition is subject to the satisfaction of the further condition that there shall not have been, since November 1, 2004, any event, occurrence, development or state or circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, operations or results of operations of G International and its subsidiaries, taken as a whole.

     4. Representations and Warranties. Each Party represents and warrants to the other Parties as of the date hereof that: (i) such Party is a corporation (in the case of GXS) or a limited liability company (in the case of the Company and Redux Holdings LLC) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate powers or limited liability company powers, as applicable, required to carry on its business as now conducted; (ii) assuming satisfaction of the closing condition set forth in clause (ii) of paragraph 3 above, the execution, delivery and performance by such Party of this letter agreement and the consummation of the transactions contemplated hereby are within its corporate powers or limited liability company powers, as applicable, and have been duly authorized by all necessary corporate action or limited liability company action, as applicable; and this letter agreement constitutes a valid and binding agreement of such Party; (iii) the execution, delivery and performance by such Party of this letter agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official (other than (A) the filing of a certificate of merger with the Delaware Secretary of State, if the Acquisition is structured as a merger, (B) the filing of appropriate documents with the relevant authorities of other states in which the Party is qualified to do business and (C) compliance with any applicable requirements of any applicable securities laws); (iv) assuming satisfaction of the closing conditions set forth in paragraph 3 above, the execution, delivery and performance by such Party of this letter agreement and the consummation of the transactions contemplated hereby do not and will not (A) violate the certificate of incorporation or bylaws, or other similar organizational document, of such Party or any subsidiary of such Party, (B) violate in any material respect any applicable material law, rule, regulation, judgment, injunction, order or decree, (C) require any consent or other action by any person under, constitute a material default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of such Party or any subsidiary of such Party or to a loss of any material benefit to which such Party or any subsidiary of such Party is entitled under any provision of any material agreement or other instrument binding upon such Party or any subsidiary of such Party or (D) result in the creation or imposition of any lien on any material asset of such Party or any subsidiary of such Party; and (v) there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Party who might be entitled to any fee or commission in connection with the transactions contemplated by this letter agreement. In addition, each of Redux Holdings LLC and the Company hereby represents and warrants to GXS that (i) all of the outstanding capital stock of G International is owned by the Company, free and clear of any encumbrances, (ii) all of the membership interests of the Company are owned by Redux Holdings LLC, free and clear of any encumbrances, and (iii) the Company has no liabilities of any kind and the sole asset of the Company is the capital stock of G International.

     5. Conduct of the Business of the Company and G International. From the date hereof until the Closing, Redux Holdings LLC shall cause the Company to, and the Company shall with respect to itself and shall, cause G International to, conduct its businesses in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

     6. Reasonable Best Efforts; Further Assurances; Certain Filings. Subject to the terms and conditions of this letter agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this letter agreement. Each Party agrees to, at the reasonable written request of another Party, execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this letter agreement. The Parties shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from Parties to any material contracts, in connection with the consummation of the transactions contemplated by this letter agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     7. Access. From the date hereof through the Closing, the Company shall, and shall cause the Company’s subsidiaries to, provide GXS and its counsel, financial advisors, auditors and other authorized representatives reasonable access, during normal business hours and upon reasonable notice (which notice shall specify the purpose and scope of the access requested) to all books, records, agreements, documents, information, personnel, data and files of the Company and its subsidiaries (other than information the disclosure of which is legally or contractually prohibited, provided that the Company and G International shall use commercially reasonable efforts to be able to comply with GXS’s reasonable requests for such information) in order to make such investigation as they shall reasonably request; provided, however, that the access contemplated by this paragraph 7 shall not unreasonably interfere with or disrupt the normal operations of Company or any of its subsidiaries.

     7. Public Announcements. The Parties agree to use their respective reasonable efforts to consult with each other before issuing any press release or making any public statement with respect to this letter agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by applicable law (including, without limitation, accounting or securities law disclosure obligations), any listing agreement with any national securities exchange or any indenture by which a Party is bound, will not issue any such press release or make any such public statement prior to such consultation.

     8. Termination. This letter agreement may be terminated at any time prior to the Closing (i) by mutual agreement by the Parties or (ii) by either Party by written notice to the other Parties if the Acquisition shall not have been consummated on or before April 29, 2005.

     9. Amendments and Waivers. Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this letter agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10. Expenses. All costs and expenses incurred in connection with this letter agreement shall be paid by the Party incurring such cost or expense.

     11. Successors and Assigns; Third Party Beneficiaries. The provisions of this letter agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of each other Parties. No provision of this letter agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns.

     12. Counterparts. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Governing Law. This letter agreement will be governed by and construed in accordance with the laws of New York, and each Party consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City, New York. Each of the Parties waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceedings in such a court and any claim that any such proceedings brought in such a court have been brought in an inconvenient forum.

Very truly yours, GXS CORPORATION
By:	/s/ Gary Greenfield
	Name:	Gary Greenfield
	Title:	CEO

Accepted: January 20, 2005
REDUX ACQUISITION HOLDINGS LLC
By:	Redux Holdings LLC, its Sole Member
By:	Francisco Partners GP, LLC, its Managing Member
By:	/s/ David M. Stanton
	Name:	David M. Stanton
	Title:	Managing Partner

Accepted: January 20, 2005
REDUX HOLDINGS LLC
By:	Francisco Partners GP, LLC, its Managing Member
By:	/s/ David M. Stanton
	Name:	David M. Stanton
	Title:	Managing Partner